SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
March 5, 2008
Date of Report (date of earliest event reported)
INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26946	94-3125814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification Number)
3560 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices)
(408) 986-9888
(Registrant’s telephone number, including area code)
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

ITEM 9.01	Financial Statements and Exhibits
EXHIBIT 10.1

ITEM 1.01 Entry into a Material Definitive Agreement.
On March 5, 2008, Intevac, Inc., a Delaware corporation, entered into an agreement with Citigroup Global Markets Inc. (“Lender”) relating to a secured revolving loan facility (the “Loan Facility”) in an aggregate principal amount of up to (i) the sum of the loanable values of each class of eligible securities contained in the Company’s investment account(s) with Lender, computed as of the close of the New York Stock Exchange (the “NYSE”) trading day immediately preceding the NYSE trading day on which an extension of credit is made, or (ii) a specific dollar amount selected by the Company and approved by Lender. This Loan Facility is secured by Intevac’s auction rate securities. As of the date hereof, approximately $20 million of credit is available pursuant to the Loan Facility. The amount of credit available will vary with the amount of auction rate securities in the Company’s investment account with Lender. The interest rate on the Loan Facility is Prime minus 1.5%.
A copy of the Loan Facility is attached as Exhibit 10.1, to this Current Report and is incorporated by reference herein.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description

10.1	Loan Facility, dated as of March 5, 2008, among Intevac, Inc. and Citigroup Global Markets Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.
Date: March 6, 2008	By:	/s/ Jeffrey Andreson
Jeffrey Andreson
Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Loan Facility, dated as of March 5, 2008, among Intevac, Inc. and Citigroup Global Markets Inc.